Exhibit 99.1
MATADOR RESOURCES COMPANY ANNOUNCES ADOPTION OF DIVIDEND POLICY AND PAYMENT OF FIRST QUARTERLY CASH DIVIDEND

DALLAS, Texas, February 22, 2021 -- Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”) today announced that its Board of Directors (the “Board”) adopted a dividend policy pursuant to which the Company intends to pay quarterly cash dividends on its common stock of $0.025 per share. Pursuant to this policy, the Board declared Matador’s first quarterly cash dividend of $0.025 per share of common stock payable on March 31, 2021 to shareholders of record as of March 24, 2021.

Joseph Wm. Foran, Matador’s Chairman and CEO, commented, “We are pleased to initiate a quarterly cash dividend policy and announce the payment of Matador’s first cash dividend, which marks another significant step for Matador in returning value to our shareholders and also indicates our confidence in Matador’s financial strength and ability to generate sustained free cash flow going forward. The Board adopted this dividend policy while at the same time Matador repaid $35 million in borrowings outstanding under the Company’s reserves-based credit facility during the fourth quarter of 2020 and repaid an additional $10 million in borrowings outstanding under the Company’s reserves-based credit facility in January 2021.

“Additionally, in recognition of our desire to provide value to Matador’s shareholders and the challenges faced during 2020, the rest of the Company’s Executive Officers and I have elected to forego receiving any bonuses for 2020 performance under Matador’s Annual Cash Incentive Plan, despite the Independent Directors of the Board certifying that Matador met or exceeded each of the maximum performance goals under the plan. The rest of the Company’s Executive Officers and I are committed to continuing to generate profitable growth at a measured pace, and we have elected to forego these bonuses to assist in the strengthening of our balance sheet and the adoption of the dividend policy.

“The Board and I would like to commend the entire Matador team for their positive and professional response to the challenges faced during 2020. We look forward to providing additional information tomorrow regarding our operational and financial results for the fourth quarter and full year 2020 as well as our plans for continued growth and return of value to shareholders in 2021. We remain confident in Matador’s future outlook, especially of our drilling and production inventory. We are excited to have reached this noteworthy point in the Company’s history with the adoption of a dividend policy and payment of our first cash dividend in March 2021 and look forward to the declaration of additional dividends in the future.”

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Delaware Basin in Southeast New Mexico and West Texas. Matador also operates in the Eagle Ford shale play in South Texas and the Haynesville shale and Cotton Valley plays in Northwest Louisiana. Additionally, Matador conducts midstream operations, primarily through its midstream joint venture, San Mateo, in support of its exploration, development and production operations and provides natural gas processing, oil transportation services, natural gas, oil and produced water gathering services and produced water disposal services to third parties.

For more information, visit Matador Resources Company at www.matadorresources.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project,” “hypothetical,” “forecasted” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements include, but are not limited to, statements about guidance, projected or forecasted financial and operating results, future liquidity, the payment of dividends, results in certain basins, objectives, project timing, expectations and intentions, regulatory and governmental actions and other statements that are not historical facts. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to financial and operational performance: general economic conditions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; delays and other difficulties related to regulatory and governmental approvals and restrictions; its ability to make acquisitions on economically acceptable terms; its ability to integrate acquisitions; availability of sufficient capital to execute its business plan, including from future cash flows, increases in its borrowing base and otherwise; weather and environmental conditions; the impact of the worldwide spread of the novel coronavirus, or COVID-19, on oil and natural gas demand, oil and natural gas prices and our business; the operating results of the Company’s midstream joint venture’s Black River natural gas cryogenic processing plant; the timing and operating results of the buildout by the Company’s midstream joint venture of oil, natural gas and water gathering and transportation systems and the drilling of any additional produced water disposal wells; and other important factors which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of Matador’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact Information

Mac Schmitz
Capital Markets Coordinator
(972) 371-5225
investors@matadorresources.com

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